AGREEMENT AMENDING AND RESTATING
                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                               DRYPERS CORPORATION


                                       AND


                                 WALTER V. KLEMP

                                  MARCH 1, 1999
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                                TABLE OF CONTENTS
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                                                                                         PAGE
1.      EMPLOYMENT.........................................................................  1

2.      SCOPE OF EMPLOYMENT................................................................  1

3.      VACATION...........................................................................  2

4.      COMPENSATION.......................................................................  2

5.      TERM...............................................................................  2

6.      ADJUSTMENTS UPON TERMINATION BY EMPLOYER...........................................  6

7.      EXPENSES...........................................................................  7

8.      EMPLOYEE BENEFITS..................................................................  7

9.      NON-COMPETITION....................................................................  8

10.     DISCLOSURE OF CONFIDENTIAL INFORMATION............................................. 10

11.     TRADE SECRETS...................................................................... 11

12.     LEGAL FEES AND EXPENSES............................................................ 11

13.     ASSIGNMENT......................................................................... 11

14.     SUCCESSORS......................................................................... 11

15.     ENTIRE AGREEMENT................................................................... 11

16.     GOVERNING LAW...................................................................... 12

17.     WAIVER............................................................................. 12

18.     ENFORCEABILITY..................................................................... 12

19.     NOTICES............................................................................ 12

20.     ARBITRATION........................................................................ 12

                        AGREEMENT AMENDING AND RESTATING
                              EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") made as of the 1st day of March, 1999, between Drypers Corporation, a Delaware corporation (the "Employer"), and Walter V.
Klemp (the "Employee"),

                                     W I T N E S S E T H:

               WHEREAS, the Employer desires to obtain the services of the Employee, and the Employee desires to be employed by the Employer upon the terms and conditions hereinafter set forth;

               WHEREAS, the Employer and the Employee entered into an Employment Agreement made as of January 1, 1998 (the "Employment Agreement"), by which Employer employed the Employee, and the Employee agreed to serve the Employer, in the capacity, for the term, and subject to the conditions specified therein, and

               WHEREAS, Employer and the Employee wish to amend and restate the Employment Agreement and wish to enter into an agreement on a long-term basis for the full-time services of Employee;

               NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree that the Employment Agreement is hereby amended and restated effective as of the date hereof as follows:

1. EMPLOYMENT Subject to the terms and conditions hereinafter set forth, the Employer hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Employer, in the capacity and for the Term of Employment specified herein.

2. SCOPE OF EMPLOYMENT. During the Term of Employment hereunder, the Employee will serve as Chairman of the Board and Chief Executive Officer of the Employer in accordance with the provisions of Article V, Section
        5.1 of the By-Laws of the Employer. In that connection, the Employee will:

                      (a) devote his full time, attention, and energies to the
               business of the Employer and will diligently and to the best of his ability perform all duties incident to his employment hereunder;

                      (b) use his best efforts to promote the interests and
               goodwill of the Employer; and

                      (c) perform such other duties commensurate with his office as the Board of Directors of the Employer may from time-to-time assign to him.

The foregoing shall not be construed as preventing the Employee from making investments in other businesses or enterprises provided such investments do not require the provision of substantial services by the Employee to the operations or the affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of the Employee's duties hereunder.

3. VACATION During the Term of Employment the Employee shall be entitled to sick leave, holidays, and an annual four-week vacation, all in accordance with the regular policy of the Employer, during which time his compensation shall be paid in full. Each such vacation shall be taken by the Employee at such times as may be mutually agreed upon by the Employee and Employer.

4. COMPENSATION As compensation for his services hereunder and in consideration of his agreement not to compete as set forth in Section 9, the Employer shall:

                      (a) during the Term of Employment pay the Employee,
               subject to the terms and conditions of this Agreement, a base salary at the rate of not less than $330,000 per year, payable in accordance with the normal payroll practices of the Employer but in no less than equal bi-weekly installments; and

                      (b) during the Term of Employment as additional
               compensation for services hereunder during the term of this Agreement, the Employee shall be entitled to an annual bonus in amount as shall be determined by the Compensation Committee of Board of Directors of the Employer for each of the Company's fiscal years ending after the date hereof.

 .              5.     TERM

                      (a) The "Term of Employment", as used herein, shall mean a period commencing on the date hereof and ending on a date that is the earlier to occur of (A) the third anniversary of the receipt by the Employee of a written notice of termination by the Employer given to the Employee ("Termination Without Cause") or
               (B) the occurrence of an event specified in this Section 5(a); PROVIDED HOWEVER that the occurrence of any of the following events set forth in this Section 5(a) shall result in the immediate termination of the Term of Employment, but shall not result in the termination of this Agreement:

                      (i) the commission by the Employee of an act constituting a dishonest or other act of material misconduct, or a fraudulent act or a felony under the laws of any state or of the United States to which the Employer or Employee is subject, and such act results (or is intended to result directly or indirectly) in the Employee's substantial gain or personal enrichment to the detriment of the Employer;

                      or

                      (ii)   the death of the Employee;

                      or

                      (iii) the inability of the Employee to perform his duties hereunder, whether by reason of injury (physical or mental), illness or otherwise, incapacitating him for a continuous period exceeding three months, excluding any leaves of absence approved by the Employer;

                      or

                      (iv) the Employee resigns at any time before a Change in Control (as defined in Section 6(d));

                      or

                      (v) the Employee resigns at any time after a Change in Control (other than as provided in Section 5(a)(vii) below) prior to the occurrence of a Good Cause event ("Good Cause" being defined below);

                      or

                      (vi) the Employee resigns for any reason at any time subsequent to the occurrence of a Good Cause event after a Change in Control;

                      or

                      (vii) the Employee resigns for any reason (with or without the occurrence of a Good Cause event) at any time during the 30-day period commencing upon the first anniversary of a Change in Control.

                      (b) The term "Good Cause" shall mean the occurrence of any of the following events:

                      (i) the assignment by the Employer to the Employee of duties that are materially inconsistent with the Employee's office with Employer at the time of such assignment, or the removal by the Employer from the Employee of a material portion of those duties usually appertaining to the Employee's office with the Employer at the time of such removal;

                      or

                      (ii) a material change by the Employer, without the Employee's prior written consent, in the Employee's responsibilities to the Employer, as such responsibilities are ordinarily and customarily required from time to time of a chief executive officer of a corporation engaged in the Employer's business;

                      or

                      (iii) any removal of the Employee from, or any failure to reelect or to reappoint the Employee to, the office stated in Section 2;

                      or

                      (iv) the Employer's direction that the Employee discontinue service (or not seek reelection or reappointment) as a director, officer or member of any corporation or association of which the Employee is a director, officer, or member at the date of this Agreement;

                      or

                      (v) a reduction by the Employer in the amount of the Employee's base salary as determined under this Agreement (or as subsequently increased), or the failure of the Employer to pay such base salary to the Employee at the time and in the manner specified in Section 4;

                      or

                      (vi) other than with respect to the annual performance bonus specified in Section 4(b) or, as made with the Employee's prior written consent, the discontinuance (without comparable replacement) or material reduction by the Employer of the Employee's participation in any bonus or other employee benefit arrangement (including, without limitation, any profit-sharing, thrift, life insurance, medical, dental, hospitalization, stock option or retirement plan or arrangement) in which the Employee is a participant under the terms of this Agreement, as in effect on the date hereof or as may be improved from time to time hereafter;

                      or

                      (vii) the moving by the Employer of the Employee's principal office space, related facilities, or support personnel, from the Employer's principal operating offices, or the Employer's requiring the Employee to perform a majority of his duties outside the Employer's principal operating offices for a period of more than 30 consecutive days;

                      or

                      (viii) the relocation, without the Employee's prior written consent, of the Employer's principal operating offices to a location outside the county in which such offices are located at the time of the signing of this Agreement;

                      or

                      (ix) in the event the Employer requires the Employee to reside at a location more than 25 miles from the Employer's principal operating offices, except for occasional travel in connection with the Employer's business to an extent and in a manner which is substantially consistent with the Employee's current business travel obligations;

                      or

                      (x) in the event the Employee consents to a relocation of the Employer's principal operating offices, the failure of the Employer to (A) pay or reimburse the Employee on an after-tax basis for all reasonable moving expenses incurred by the Employee in connection with such relocation or (B) indemnify the Employee on an after-tax basis against any loss realized by the Employee on the sale of his principal residence in connection with such relocation;

                      or

                      (xi) the failure of the Employer to provide the Employee with the benefits specified under Section 8;

                      or

                      (xii) the failure of the Employer to continue to provide the Employee with office space, related facilities and support personnel (including, without limitation, administrative and secretarial assistance) that are commensurate with the Employee's responsibilities to and position with the Employer;

                      or

                      (xiii) the failure by the Employer to promptly reimburse the Employee for the reasonable business expenses incurred by the Employee in the performance of his duties for the Employer, as set forth in Section 7.

               6.     ADJUSTMENTS UPON TERMINATION BY EMPLOYER.

                      (a) Subject to the provisions of paragraph (b) of this
               Section 6, in the event of termination of the Term of Employment for any reason specified in subsections (i), (ii), (iii), (iv) or
               (v) of Section 5(a) above, the Employer shall no longer be obligated to make the payments specified under Section 4 or to provide the benefits under Section 8; PROVIDED, HOWEVER, any payments payable under Section 4 which shall have been earned but not yet paid shall be paid by the Employer to the Employee, and the Employee shall pay any amount or amounts then owed by the Employee to the Employer.

                      (b) In the event of the termination of the Term of
               Employment (A) upon a Termination Without Cause before a Change in Control or (B) for any reason specified in subsection (vi) of
               Section 5(a) above, the Employer shall, until the third anniversary of the date of such termination continue to be obligated to (i) make the payments specified under Section 4,
               (ii) provide the benefits specified under Section 8(b), and (iii) maintain the Employee as a participant in, or provide benefits comparable to those of, the health insurance benefit plan specified under Section 8(a). In the event of the termination of the Term of Employment for any reason specified in subsection
               (vii) of Section 5(a) above, the Employer shall, until the second anniversary of the date of such termination continue to be obligated to (i) make the payments specified under Section 4,
               (ii) provide the benefits specified under Section 8(b), and (iii) maintain the Employee as a participant in, or provide benefits comparable to those of, the health insurance benefit plan specified under Section 8(a). In the event of termination as specified in this paragraph (b), the Employee may elect, upon 30 days prior written notice of such election delivered to the Employer to have the remaining amounts payable to him pursuant to this Section 6(b) paid in a lump sum amount, which amount shall be computed by discounting to present value such remaining amounts payable to the Employee at a rate of 8% per annum for each payment otherwise owed to the Employee through the remaining months in such Term of Employment.

                      (c) Under no circumstances shall the Employee be required
               to mitigate the amount of payment specified in Section 4 which is payable during the Term of Employment specified in paragraph (b) of this Section 6.

                      (d) A "Change in Control" shall be deemed to have occurred at any time after the date of this Agreement that (i) any person (other than those persons who own more than 10% of the combined voting power of the Employer's outstanding voting securities on the date hereof) becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Employer's then outstanding voting securities, or (ii) the individuals who at the beginning of any period of two consecutive years constitute the Employer's Board of Directors cease for any reason to constitute a majority of such Board of Directors at any time during such two-year period.

7. EXPENSES The Employer agrees that during the Term of Employment it will reimburse the Employee for out-of-pocket expenses reasonably incurred by him in connection with the performance of his service hereunder upon the presentation by the Employee of an itemized monthly accounting of such expenditures, including receipts where required for federal income tax regulations.

               8.     EMPLOYEE BENEFITS.  During the Term of Employment:

                      (a) Employee shall, upon satisfaction of any eligibility
               requirements with respect thereto, be entitled to participate in all employee benefit plans of Employer, including without limitation those health, dental, accidental death and dismemberment, and long term disability plans of Employer now or hereafter in effect that are made available to executive officers of the Employer; and

                      (b) Employer shall maintain for Employee the benefits
               summarized on EXHIBIT A attached hereto.

 .              9.     NON-COMPETITION

                      (a) Employee acknowledges that he has received and shall
               continue to receive special training and knowledge from Employer. Employee acknowledges that included in the special knowledge received is the confidential information identified in Paragraph 10 below. Employee acknowledges that this confidential information is valuable to Employer and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by Employer by this covenant not to compete. Therefore, Employee agrees that for the period (the "Noncompetition Period") (i) during the Term of Employment and
               (ii) in the event of a termination of the Term of Employment upon the occurrence of an event set forth in Section 5(a) hereof, commencing upon the occurrence of such event set forth in Section 5(a) and ending upon the first anniversary thereof, in each case unless otherwise extended pursuant to the terms hereof, Employee will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is engaged in the manufacture or marketing of disposable baby diapers, disposable training pants or pre-moistened wipes within the United States of America or within any other geographic area of the world where the Employer engages or proposes at the time of the termination of the Term of Employment to engage in business (the "Noncompetition Area"). Employee represents to Employer that the enforcement of the restriction contained in this Section 9 would not be unduly burdensome to Employee and that in order to induce the Employer to provide for the Term of Employment as set forth in Section 5 hereof to replace Section 4.1 of the Employment Agreement, Employee further represents and acknowledges that Employee has entered into this agreement not to compete and is willing and able to compete in other geographical areas not prohibited by this Section 9. Notwithstanding the foregoing, it is agreed by the Employer that the Employee may acquire an ownership interest, directly or indirectly, of not more than five percent (5%) of the outstanding securities of any corporation that is engaged in a business competitive with the Employer and that is listed on any recognized securities exchange or traded in the over the counter market in the United States, provided that such investment is of a totally passive nature and does not involve Employee devoting time to the management or operations of such corporation.

                      (b) Employee agrees that a breach or violation of this
               covenant not to compete by such Employee shall entitle the Employer, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which the Employer may show itself justly entitled. Further, during any period in which Employee is in breach of this covenant not to compete, the time period of this covenant shall be extended for an amount of time that Employee is in breach hereof.

                      (c) In addition to the restrictions set forth in paragraph
               (a) of this Section 9, Employee shall not for the Noncompetition Period, either directly or indirectly, (i) make known to any person, firm or corporation that is engaged in the manufacture or marketing of disposable baby diapers, disposable training pants or pre-moistened wipes, the names and addresses of any of the customers of the Employer or contacts of the Employer or any other information pertaining to such persons, except as may otherwise be required by applicable law, or (ii), within the Noncompetition Area, call on, solicit, or take away, or attempt to call on, solicit or take away any of the customers of the Employer on whom Employee called or with whom Employee became acquainted during Employee's association with the Employer, whether for Employee or for any other person, firm or corporation.

                      (d) The representation and covenants contained in this
               Section 9 on the part of Employee will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against Employer or any officer, director, or shareholder of Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants of the Employee contained in this Section 9. In addition, the provisions of this Section 9 shall continue to be binding upon Employee during the Noncompetition Period in accordance with its terms, notwithstanding the termination of Employee's employment for any reason.

                      (e) If Employee violates any covenant contained in this
               Section 9 and Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant. Accordingly, the covenants of Employee contained in this Section 9 shall be deemed to have durations as specified above, which periods shall commence upon the later of (i) the Ending Date and (ii) the date of entry by a court of competent jurisdiction of a final judgment enforcing the covenants of Employee in this Section 9.

                      (f) The parties to this Agreement agree that the
               limitations contained in this Section 9 with respect to geographic area, duration, and scope of activity are reasonable. However, if any court shall determine that the geographic area, duration, or scope of activity of any restriction contained in this Section 9 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

10. DISCLOSURE OF CONFIDENTIAL INFORMATION During the Term of Employment, the Employee will disclose to Employer all ideas and business plans developed by him during such period which relate directly to the business of Employer. The Employee recognizes and acknowledges that he may have access to certain additional confidential information of Employer or of certain corporations affiliated with Employer, and that all such information constitutes valuable, special and unique property of Employer and its affiliates. The Employee agrees that, during the Term of Employment and for a period of five years after the termination of the Term of Employment, he will not, without the prior written consent of Employer, disclose or authorize or permit anyone under his direction to disclose to anyone not properly entitled thereto any of such confidential information. For purposes of the immediately preceding sentence, persons properly entitled to such information shall be (i) the Board of Directors of Employer and such officers, employees and agents of Employer or any affiliate thereof to whom such information is furnished in the normal course of business under established policies approved by Employer and (ii) such outside parties as are legally entitled to or are customarily furnished such information, including banking, lending, collection, accounting, and data processing institutions or agencies who or which are provided such information in the normal course of business of Employer. The Employee further agrees that upon termination of the Term of Employment he will not take with him or retain, without the prior written authorization of Employer, any papers, procedural or technical manuals, customer lists, customer account analyses (including, without limitation, accounts receivable agings, customer payment histories and customer account activity reports), price books, files or other documents or copies thereof belonging to Employer or to any affiliate of Employer, or any materials, supplies, equipment or furnishings belonging to Employer or to any affiliate of Employer, or any other confidential information of any kind belonging to Employer or any affiliate of Employer. In the event of a breach or threatened breach by the Employee of the provisions of this Section 10, Employer and the Employee agree that the remedy at law available to Employer and its affiliates would be inadequate and that Employer and its affiliates shall be entitled to an injunction, without the necessity of posting bond therefor, restraining the Employee from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Employer and its affiliates from pursuing any other remedies, in addition to the injunctive relief available under this Section 10, for such breach or threatened breach, including the recovery of damages from the Employee.

11. TRADE SECRETS All patents, formulae, inventions, processes, copyrights, proprietary information, trademarks or trade names, or future improvements to patents, formulae, inventions, processes, copyrights, proprietary information, trademarks or trade names, developed or completed by the Employee during the Term of Employment (collectively, the "Items") shall be promptly disclosed to Employer. To the extent that the Employer determines such Items to be within the scope of the Employer's business, the Employee shall execute such instruments of assignment of the Items to the Employer as Employer shall request. The Employee acknowledges that a remedy at law for any breach by him of the provisions of this Section 11 would be inadequate, and the Employee hereby agrees that Employer shall be entitled to injunctive relief in case of any such breach.

12. LEGAL FEES AND EXPENSES In the event that the Employee contests the validity or enforceability of any of the provisions of Sections 9, 10 or 11 hereof, then the Employee hereby agrees to pay in a timely and prompt manner any and all legal fees and expenses incurred by the Employee from time to time as a result of Employee's contesting of the validity or enforceability of any provision of Sections 9, 10 or 11 hereof this Agreement; PROVIDED, HOWEVER, notwithstanding the foregoing, in the event that the Employee contests the validity or enforceability of any provision of Section 9, 10 or 11 hereof and is wholly successful in such contest, then and in that event only will the Employer reimburse the Employee for (i) the Employer's legal expenses paid by the Employee and (ii) Employee's reasonable legal fees and costs incurred in connection with such contest.

13 ASSIGMENT. This Agreement is a personal employment contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged, or hypothecated, directly or indirectly, or by operation of law or otherwise.

14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns and upon the Employee and his legal representatives.

15. ENTIRE AGREEMENT. This Agreement, which contains the entire contractual understanding between the parties, may not be changed orally but only by a written instrument signed by the Employee and the Chairman of the Board of Directors of the Employer.

16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and Employee agrees to subject himself to the jurisdiction of the Southern District of Texas.

17. WAIVER. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

18. ENFORCEABILITY. In the event any provision of this Agreement is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not affect the enforceability or validity of any other provision contained in this Agreement.

19 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail, postage prepaid, and

                      (a) if to the Employee, addressed to Employee at 1973 West Clay, Houston, Texas 77019, and

                      (b) if to the Employer, addressed to it at 5300 Memorial,
               Suite 900 Houston, Texas 77007 (Attention: Chairman of the Board of Directors), or such other address as the party to whom or to which such notice or other communication is to be given shall have specified in writing to the other party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

20. ARBITRATION. Employer and Employee agree to submit to final and binding arbitration any and all disputes, claims (whether in tort, contract, statutory, or otherwise) and/or disagreements concerning the interpretation or application of this Agreement and/or Employee's employment by Employer and/or the termination of this Agreement and/or Employee's employment by Employer; PROVIDED, HOWEVER, notwithstanding the foregoing, in no event shall any dispute, claim or disagreement arising under Section 9, 10 or 11 of this Agreement be submitted to arbitration pursuant to this Section 18 or otherwise. Any such dispute, claim and/or disagreement subject to arbitration pursuant to the terms of this Section 18 shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Arbitration under this provision must be initiated within 30 days of the action, inaction, or occurrence about which the party initiating the arbitration is complaining. Within ten days of the initiation of an arbitration hereunder, each party will designate an arbitrator pursuant to Rule 14 of the AAA Rules. The appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in Rule 13 of the AAA Rules. Employee and Employer agree that the decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1 -
14. The parties hereto agree that pursuant to Section 9 of the Act that a judgment of the United States District Court for the Southern District of Texas, shall be entered upon the award made pursuant to the arbitration.

               IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its duly authorized officer, and the Employee has executed this Agreement as of the date first above written.


                                            DRYPERS CORPORATION


                                            By /S/ RAYMOND M. CHAMBERS
                                                   Raymond M. Chambers
                                                   President and
                                                   Chief Operating Officer

                                            EMPLOYEE


                                            /S/ WALTER V. KLEMP
                                                Walter V. Klemp

                                    EXHIBIT A

                       HEALTH AND WELFARE BENEFITS SUMMARY

     Group comprehensive medical, dental, and term life insurance. Eighty percent of the premiums for Employee and his dependents are paid by Employer.
     Long-term disability insurance. Term life insurance in the amount of $250,000. Participation in the Company's 401k plan.



OTHER EMPLOYEE PERQUISITES

     Use of a car not more than (30 months old, with monthly lease payment not to exceed $900), such car to be equipped with a cellular phone, as well as all costs and expenses incurred in operating such car, including gas, service and maintenance charges, parts, fees for inspection and license plates, parking and tolls, and cellular phone equipment, installation and use charges.
     Health and country club monthly family membership dues and reasonable expenses in accordance with the Employer's policies.
     Income tax preparation costs.